Exhibit 1.1

EXECUTION VERSION

ExlService Holdings, Inc.

2,000,000 Shares

Common Stock

($0.001 par value)

Underwriting Agreement

New York, New York

December 1, 2011

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The persons named in Schedule II hereto (the “Selling Stockholders”) propose to sell to Citigroup Global Markets Inc. (the “Underwriter”), 2,000,000 shares (said shares to be sold by the Selling Stockholders collectively being hereinafter called the “Securities”) of common stock, $0.001 par value (the “Common Stock”) of ExlService Holdings, Inc., a corporation organized under the laws of Delaware (the “Company”).

The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)(i) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; (ii) on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(c) As of the Execution Time, (i) the Disclosure Package and (ii) each electronic road show when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(d)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(f) The documents incorporated by reference in the Registration Statement or the Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure of any subsidiary of the Company to be so incorporated or organized, existing and in good standing or qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) or on the performance of this Agreement and the consummation of any of the transactions contemplated hereby.

(h) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company in connection with the transactions contemplated herein, except such as have been obtained under the

Act and the Exchange Act and such as may be required under U.S. federal, state or local law and under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Disclosure Package and the Final Prospectus or such as the failure to obtain would not have a material adverse effect on the performance of this Agreement and the consummation of any of the transactions contemplated hereby.

(i) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, and except for liens granted under the Credit Agreement, dated May 26, 2011, among ExlService Holdings, Inc., the other loan parties thereto and lenders and agents party thereto (the “Credit Agreement”) and any related collateral agreements and except with respect to a qualifying shareholder of exlservice.com (India) Private Limited, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(j) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the capital stock of the Company will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities have been duly and validly authorized, and are fully paid and non-assessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Select Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(k) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements in the Preliminary Prospectus and the Final Prospectus under the headings “Description of Capital Stock”, to the extent that they constitute a summary of the terms of the Common Stock, and under the headings “Material United States Federal Income Tax Consequences for Non-U.S. Holders” and “Underwriting”, to the extent that they constitute summaries of the provisions of the laws or documents discussed therein, fairly summarize the matters described under those headings in all material respects.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Company is not and, after giving effect to the offering and sale of the Securities will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(n) Neither the sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof has or will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, certificate of incorporation, by-laws or comparable constituting documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except with respect to clauses (ii) and (iii), such conflict, breach or violation or imposition that would not have a material adverse effect on the performance of this Agreement or the consummation of any transactions contemplated hereby.

(o) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(p) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Preliminary Prospectus and the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(q) The consolidated historical financial statements and schedules of Business Process Outsourcing, Inc. (“OPI”) and its consolidated subsidiaries incorporated by reference in the Preliminary Prospectus and the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of OPI and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(r) The Company has compared or recomputed the amounts identified in Schedule V hereto with (A) OPI’s audited consolidated financial statements for the years ended December 31, 2008, 2009 and 2010 (the “OPI Audited Financials”), to the extent such amounts are included in or can be derived from such statements or (B) the general ledger or accounting records of OPI (together, the “OPI Records”), to the extent that such amounts are not derived from the OPI Audited Financials. Such amounts are in agreement with the OPI Audited Financials or the OPI Records, as the case may be, and are stated on a basis substantially consistent with that of the OPI Audited Financials.

(s) The pro forma financial statements included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect in all material respects to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement. The pro forma financial statements included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(t) Except as set forth in the Disclosure Package and the Final Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would have a Material Adverse Effect.

(u) Except as set forth in the Disclosure Package and the Final Prospectus, each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except as otherwise would not have a Material Adverse Effect.

(v) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, certificate of incorporation, by-laws or comparable constituting documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) or (iii), for such violations or defaults as would not have a Material Adverse Effect.

(w) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(x) Ernst & Young, who have certified certain financial statements of OPI and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to OPI (and its consolidated subsidiaries) within the meaning of the Act and the applicable published rules and regulations thereunder.

(y) There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, except for such taxes, fees or charges as would not have a Material Adverse Effect on this Agreement and the transactions contemplated hereby; provided, however, that except as otherwise set forth in Section 5(i)(k) hereto, any such taxes, fees or charges shall be paid by the Company.

(z) The Company and its subsidiaries have filed all U.S. federal, state and local tax returns and all Indian and other foreign tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except in each case as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(aa) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, except as otherwise would not have a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except in each case as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(bb) Except as otherwise would not have a Material Adverse Effect, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; except as otherwise would not have a Material Adverse Effect, all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; except as otherwise would not have a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms of such policies and instruments; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as otherwise would not have a Material Adverse Effect; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, except as otherwise would not have a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(cc) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, except as may be prohibited under the terms of the Credit Agreement, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) or except as would not have a Material Adverse Effect.

(dd) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal and state or foreign regulatory authorities necessary to conduct their respective businesses, except as would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except in each case as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(ee) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(ff) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed in the reports the Company files under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that such information is accumulated and communicated to the Company’s management; such disclosure controls and procedures are effective in all material respects.

(gg) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Final Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such “potentially responsible party” status would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified, except as otherwise would not have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA, except in each case as would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA, except as otherwise would not have a Material Adverse Effect.

(jj) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) in all material respects, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) There are no loans outstanding from the Company to its directors or executive officers that would violate the provisions of Section 13(k) of the Exchange Act; the Company has an audit committee, and at least one member of the Company’s audit committee is independent pursuant to Rule 10A-3 under the Exchange Act.

(mm) The operations of the Company and its subsidiaries are and have for 5 years prior to the Execution Time been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(oo) Except as set forth in the Disclosure Package and the Final Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual

Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Final Prospectus to be conducted, except where the failure to own, possess, license or have the right to use would not have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Prospectus, to the Company’s knowledge, (a) there are no rights of third parties to any such Intellectual Property, except as where such rights would not have a Material Adverse Effect; (b) there is no material infringement by third parties of any such Intellectual Property, except where the infringement would not have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except where such pending or threatened action, suit, proceeding or claim by others would not have a Material Adverse Effect; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except where such pending or threatened action, suit, proceeding or claim by others would not have a Material Adverse Effect; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except where such pending or threatened action, suit, proceeding or claim by others would not have a Material Adverse Effect; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Final Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property, except as would not have a Material Adverse Effect; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except as would not have a Material Adverse Effect.

(pp) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Preliminary Prospectus and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Preliminary Prospectus and the Final Prospectus, there has not been any change in the capital stock or longterm debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Preliminary Prospectus and the Final Prospectus.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

(ii) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriter that:

(a) Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in the Securities, and, assuming that the Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of the Underwriter maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriter with respect to such Securities.

(b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter and such other approvals as have been obtained.

(d) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) the constituent documents of such Selling Stockholder, (ii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except with respect to clauses (ii) and (iii), such conflict, breach or violation or imposition that would not individually or in the aggregate materially interfere with the performance of this Agreement by such Selling Stockholder or the consummation of any transactions contemplated hereby.

(e) In respect of any statements in or omissions from the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or the Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company or to the Underwriter by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to the Underwriter as the Company makes to the Underwriter under paragraphs (i)(b)(ii) and (i)(c) of this Section.

(f) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders, at the purchase price set forth in Schedule I hereto, the number of Securities set forth opposite the Underwriter’s name in Schedule III hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement among the Underwriter, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the respective aggregate purchase prices of the Securities being sold by each of the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Securities to be purchased by them from such Selling Stockholder and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements.

(i) The Company agrees with the Underwriter and each of the Selling Stockholders that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Underwriter of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or a dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, and the Underwriter, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement, provided, however, that the Company may (i) grant options to purchase shares of Common Stock and issue and sell Common Stock, grant restricted stock and other similar equity awards pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time; (ii) issue Common Stock issuable upon the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options outstanding at the Execution Time; (iii) prepare and file a registration statement with the Commission, pursuant to the exercise of any registration rights existing on the date hereof, before the expiration of the Restricted Period, but not prior to January 1, 2012; provided however, no offers or sales of Common Stock shall be permitted under such registration statement until the expiration of the Restricted Period; (iv) file any registration statement on Form S-8 in connection with an employees benefits plan in effect at the Execution Time or on Form S-4 in connection with the issuances contemplated by provision (v) of this subsection (h) subject to limits on the number of shares to be offered thereunder to the amount set forth in (v); and (v) issue Common Stock or securities convertible into or exercisable or exchangeable for Common Stock issued by the Company as consideration for or partial consideration for acquisitions of businesses or assets or in connection with the formation of joint ventures, strategic partnerships or other collaborations; provided, that such issuances are limited in the aggregate to an amount equal to 10% of the total shares of Common Stock outstanding immediately after the completion of the offering, subject to adjustments to reflect stock splits, stock dividends, reclassifications, recombinations and other similar adjustments; and provided, that recipients of such securities agree to be bound by the terms of the lock-up agreement as set forth in Exhibit A.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Select Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of one firm of counsel for the Underwriter relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of one firm of counsel for the Underwriter relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder. It is understood, however, that, except as otherwise provided in this Section 5, Section 7 and Section 8 hereof, the Underwriter will pay all of its own costs and expenses, including the fees and disbursements of its counsel, any taxes on resale of any of the Securities by it and any advertising expenses connected with any offers it may make.

(ii) Each Selling Stockholder agrees with the Underwriter and the Company that:

(a) Such Selling Stockholder will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Company beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by such Selling Stockholder or any other securities so owned that are convertible into or exercisable or exchangeable for, shares of Common Stock; or

publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement, other than (i) any transaction permitted in the lock-up agreement attached hereto as Exhibit A and subject to the restrictions set forth in such agreement, (ii) the exercise of any registration rights existing on the date hereof (a) to cause the Company to prepare and file a registration statement with the Commission before the expiration of the Restricted Period, but not prior to January 1, 2012 and to include any shares of its Common Stock in such registration statement and (b) to require the Company to include any of its shares of Common Stock in a registration statement being filed by the Company before the expiration of the Restricted Period but not prior to January 1, 2012; provided however, no offers or sales of Common Stock shall be permitted under such registration statement until the expiration of the Restricted Period, (iii) shares of Common Stock transferred as bona fide gifts approved by Citigroup Global Markets Inc. and (iv) shares of Common Stock transferred to general partners and limited partners of such Selling Stockholder; provided that in the case of any transfer pursuant to clauses (iii) or (iv) above, each transferree shall sign and deliver a lock-up letter agreement substantially in the form of Exhibit A hereto; provided that in the case of a transfer pursuant to clause (iv) above, clause (b) in the proviso to clause (iv) of Exhibit A hereto shall not apply to such lock-up agreement.

(b) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any material change in information in the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(d) Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter substantially in the form set forth in Exhibit B hereto.

(c) The Selling Stockholders shall have requested and caused Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Stockholders, to have furnished to the Underwriter their opinion dated the Closing Date and addressed to the Underwriter, substantially in the form set forth in Exhibit C hereto.

(d) The Underwriter shall have received from Shearman & Sterling LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f) Each Selling Stockholder shall have furnished to the Underwriter a certificate, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(g) The Company shall have requested and caused Ernst & Young LLP (with respect to the Company) and Ernst & Young (with respect to OPI) to have furnished to the Underwriter, at the Execution Time and at the Closing Date, accountant’s “comfort” letters (which may refer to letters previously delivered to the Underwriter), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriter, and in the case of the letters dated as of the Execution Time, substantially in the form of Exhibit D and Exhibit E hereto, respectively.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i) At the Execution Time, the Company shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto from each of the officers and directors of the Company listed on Schedule VI and addressed to the Underwriter.

(j) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriter, at 599 Lexington Avenue, New York, New York 10022, on the Closing Date.

7. Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Stockholder agrees, severally and not jointly, solely on behalf of itself, to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the

Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but only with reference to the information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Final Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have.

(c) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company and the Selling Stockholders acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.

Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one firm of such separate counsel (and one firm of local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such claim effected without its consent (which consent shall not be unreasonably withheld).

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Selling Stockholders and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriter on the other from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwrites severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Selling Stockholders’ obligations in this paragraph (d) are several in proportion to their respective obligations and not joint.

(e) The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the aggregate gross proceeds minus underwriting discounts and commissions received by such Selling Stockholder from the sale of the Securities sold by such Selling Stockholder to the Underwriter. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriter under this Agreement, as to the respective amounts of such liability for which it shall be responsible.

9. (intentionally omitted)

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such payment and delivery (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Select Market or trading in securities generally on the Nasdaq Global Select Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to ExlService General Counsel at 212-624-5933 and confirmed to it at ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017, Attention: General Counsel; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the engagement of the Underwriter by the Company and the Selling Stockholders in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholders on related or other matters). The Company and the Selling Stockholders agree that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company, the Selling Stockholders and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the price to the public, the number of Securities to be included on the cover page of the Final Prospectus, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the Underwriter.

Very truly yours,

EXLSERVICE HOLDINGS, INC.

By:	/s/ Vishal Chhibbar
	Name:	Vishal Chhibbar
	Title:	Chief Financial Officer

OAK HILL CAPITAL PARTNERS, L.P.

By:	OHCP GenPar, L.P., its general partner

By:	OHCP MGP, LLC, its general partner

By:	/s/ Steven B. Gruber
	Name:	Steven B. Gruber
	Title:	Vice President

OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

By:	OHCP GenPar, L.P., its general partner

By:	OHCP MGP, LLC, its general partner

By:	/s/ Steven B. Gruber
	Name:	Steven B. Gruber
	Title:	Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.

By:	/s/ Brian Mass
Name:	Brian Mass

SCHEDULE I

Underwriting Agreement dated December 1, 2011

Registration Statement No. 333-162335

Underwriter: Citigroup Global Markets Inc.

Title, Purchase Price and Description of Securities:

Title: Common Stock ($0.001 par value)

Number of Securities to be sold by the Selling Stockholders: 2,000,000

Price per Share to Public (include accrued dividends, if any): Variable

Price per Share to the Underwriter – Total: $25.00

Closing Date, Time and Location: December 6, 2011 at 10:00 a.m. at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022.

Type of Offering: Non-Delayed

SCHEDULE II

Selling Stockholders:	Number of Securities to be Sold
Oak Hill Capital Partners, L.P. 201 Main Street, Suite 1018, Fort Worth, TX 76102	1,950,000
Oak Hill Capital Management Partners, L.P. 201 Main Street, Suite 1018, Fort Worth, TX 76102	50,000

Total	2,000,000

SCHEDULE III

Underwriter	Number of Securities to be Purchased
Citigroup Global Markets Inc.	2,000,000

Total	2,000,000

SCHEDULE IV

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE V

Schedule of Amounts Referenced in Section 1(i)(r)

SCHEDULE VI

1.	Edward V. Dardani

2.	Steven B. Gruber

3.	Rohit Kapoor

4.	Vikram Talwar

[Form of Lock-up Agreement]	EXHIBIT A

ExlService Holdings, Inc.

Public Offering of Common Stock

                    , 2011

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among ExlService Holdings, Inc., a corporation organized under the laws of Delaware (the “Company”), the selling stockholders named therein (the “Selling Stockholders”) and Citigroup Global Markets Inc., relating to a public offering of Common Stock, $0.001 par value (the “Common Stock”), of the Company.

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement (the “Restricted Period”).

The foregoing sentence shall not apply to the sale of securities pursuant to the terms of the Underwriting Agreement, to the exercise of an option or warrant to the extent the securities acquired upon exercise are sold pursuant to the terms of the Underwriting Agreement or to (i) transactions of shares of Common Stock or other securities acquired in open market transactions after the completion of the public offering; provided that no public announcement or filing under the Exchange Act or the Securities Act of 1933 (the “Securities Act”), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period other than a filing on Form 5 made after the expiration of the Restricted Period; (ii) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by bona fide gifts, wills or intestacy or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), provided that each donee, heir or transferee shall sign and deliver a lock-up letter agreement substantially in the form of this letter; (iii) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members or stockholders of the undersigned or to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; (iv) transfers or distributions of shares of Common Stock to a corporation or other entity of which the undersigned and/or its immediate family are at all times the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation or other entity; provided that in the case of any transfer or distribution pursuant to any of the clauses (iii) and (iv) above, (a) each distributee or transferee shall sign and deliver a lock-up letter agreement substantially in the form of this letter and (b) no public announcement or filing under the Exchange Act or the Securities Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence other than a filing on Form 5 made after the expiration of the Restricted Period; (v) the receipt by the undersigned from the Company of shares of Common Stock upon the exercise of an option or warrant and/or the withholding of shares of Common Stock by the Company to pay the exercise price of an option or warrant or to pay withholding or similar taxes in respect of an option, restricted stock or other equity award; (vi) shares of Common Stock disposed of pursuant to a written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act; and (vii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale or transfer of shares of Common Stock, provided that no public announcement or filing under the Exchange Act or the Securities Act, regarding the establishment of such plan, shall be voluntarily made by or on behalf of the undersigned or the Company.

Nothing in this letter shall prohibit the undersigned from exercising any registration rights existing on the date hereof (i) to cause the Company to prepare and file a registration statement with the Securities and Exchange Commission before the expiration of the Restricted Period, but not prior to January 1, 2012 and to include any shares of its Common Stock in such registration statement and (ii) to require the Company to include any of its shares of Common Stock in a registration statement being filed by the Company before the expiration of the Restricted Period but not prior to January 1, 2012; provided however, no offers or sales of Common Stock shall be permitted under such registration statement until the expiration of the Restricted Period.

If for any reason (i) the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), (ii) the Company and the Selling Stockholders decide not to pursue the offering contemplated by the Underwriting Agreement or (iii) the offering contemplated by the Underwriting Agreement is not completed prior to December 30, 2011, the agreement set forth above shall be terminated, and the undersigned shall be released from its obligations.

Yours very truly,

Name:

[Form of Opinion of Counsel to the Company]	EXHIBIT B

212-373-3000

212-757-3990

December [    ], 2011

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We have acted as special counsel to ExlService Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated December [    ], 2011, among you (the “Underwriter”), the selling stockholders named therein (the “Selling Stockholders”) and the Company, relating to the purchase today by the Underwriters of 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). This opinion is being furnished at the request of the Company as contemplated by Section 6(b) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333-162335) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on October 5, 2009, was amended on November 20, 2009, December 31, 2009 and January 15, 2010, and was declared effective, as so amended, on January 20, 2010. In this opinion, the registration statement as amended at the date of the Underwriting Agreement, including the documents incorporated by reference therein and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B or Rule 430C under the Act, is hereinafter referred to as the “Registration Statement;” the basic prospectus (including the documents incorporated by reference therein) dated January 20, 2010 is hereinafter referred to as the “Basic Prospectus;” the Basic Prospectus, as supplemented by the preliminary prospectus supplement dated December [    ], 2011, including the documents incorporated by reference therein immediately prior to the Execution Time, is hereinafter referred to as the “Preliminary Final Prospectus;” the Basic Prospectus, as supplemented by the final prospectus supplement dated December [    ], 2011, including the documents incorporated by reference therein is hereinafter referred to as the “Final Prospectus;” and the Preliminary Final Prospectus taken together with the price to the Underwriter is hereinafter referred to as the “General Disclosure Package.”

We have been advised orally by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and to

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our knowledge no proceedings for that purpose have been initiated or are pending or are threatened by the Commission.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement;

2.	the Final Prospectus; and

3.	the Underwriting Agreement.

In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date of this letter (collectively, the “Charter Documents”) and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company; (ii) such corporate or limited liability records of each subsidiary listed in Schedule I hereto (each a “Delaware Subsidiary”) as we have considered appropriate, including the certificate of incorporation, the by-laws, the certificate of formation and/or an operating agreement, as amended, of each Delaware Subsidiary, each certified by the applicable Delaware Subsidiary as in effect on the date of this letter; and (iii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company, the factual matters contained in the representations and warranties of the

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Company made in the Underwriting Agreement and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Company in connection with the Underwriting Agreement or who are otherwise responsible for the representation of the Company without any independent verification.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to own and hold its properties and conduct its business as described in the Registration Statement.

4

2. Each Delaware Subsidiary has been duly incorporated or formed and is validly existing and in good standing under the laws of the State of Delaware. Each Delaware Subsidiary has all necessary corporate or limited liability company power and authority to own and hold its properties and conduct its business as described in the Registration Statement.

3. The Shares have been duly authorized by all necessary corporate action on the part of the Company. The Shares are validly issued, fully paid and non-assessable.

4. The Common Stock of the Company (including the Shares) conforms in all material respects to the description contained in the General Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock,” and the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock – Capital Stock” in the Basic Prospectus.

5. There are no preemptive or other similar rights to subscribe for or to purchase shares of Common Stock in the Company’s certificate of incorporation, as amended, or by-laws, as amended, each as in effect on the date of this letter, or in any agreement or other outstanding instrument known to us to which the Company is a party, or under the General Corporation Law of the State of Delaware (the “GCL”).

6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7. The statements in the General Disclosure Package and the Final Prospectus under the captions “Material United States Federal Income Tax Consequences

5

for Non-U.S. Holders” and “Description of Capital Stock,” to the extent that they constitute summaries of United States federal law or regulation, the GCL or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

8. The Registration Statement and the Final Prospectus filed with the Commission prior to the date of this letter, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the “Rules and Regulations”), except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted from either of them or from those documents incorporated by reference and each Form T-1 as to which we express no opinion.

9. We do not know of any contract or other document which is required to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which has not been so filed or incorporated by reference as an exhibit to the Registration Statement as permitted by the Rules and Regulations.

10. The compliance by the Company with all of the provisions of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed in Schedule II to this Opinion to which the Company or any of its subsidiaries is a party or is bound or to which any of the properties or assets of the Company or any subsidiary is subject, or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator

6

known to us, except in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole or prevent or materially interfere with the consummation of the transactions contemplated by the Underwriting Agreement. For purposes of this letter, the term “Applicable Law” means the GCL and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, except that, “Applicable Law” does not include (i) the anti-fraud provisions of the securities laws of any applicable jurisdiction or (ii) any federal securities laws or any state securities or Blue Sky laws of the various states.

11. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company under any Applicable Law for the performance by the Company of its obligations under the Underwriting Agreement. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

12. The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

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13. To our knowledge, there are no legal or governmental actions, suits or proceedings pending or overtly threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

14. Except as disclosed in the General Disclosure Package and the Final Prospectus, to our knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, other than the Selling Stockholders, except for such rights as have been duly waived.

The opinions expressed above are limited to the laws of the State of New York, the GCL and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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Schedule I

Delaware Subsidiaries

ExlService.com, Inc.

Inductis Inc.

Inductis LLC

Professional Data Management Again, Inc.

PDMA International Limited

Schedule II

1.	Merger Agreement, dated as of April 30, 2011, by and among ExlService Holdings, Inc., F&A BPO Merger Sub, Inc., Business Process Outsourcing, Inc. and Shareholder Representative Services LLC.

2.	Credit Agreement, dated as of May 26, 2011, by and among ExlService Holdings, Inc., as borrower, the other borrowers named therein, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

3.	Professional Services Agreement, dated March 7, 2006, between The Travelers Indemnity Company and ExlService Holdings, Inc as amended by Amendment 3, effective January 1, 2009.

4.	Employment Agreement, dated May 1, 2009, between exlservice.com (India) Private Limited and Vishal Chhibbar.

5.	Letter Agreement, effective June 1, 2009, between ExlService Holdings, Inc, and Vishal Chhibbar.

6.	Employment Contract, as amended, effective October 3, 2006, by and between ExlService Inc. and Amit Shashank.

7.	Summary of terms of compensation for Vikram Talwar

8.	Amended and Restated Employment and Non-Competition Agreement entered into by and among ExlService Holdings, Inc. and Vikram Talwar.

9.	Amendment, effective June 2, 2010, to the Amended and Restated Employment and Non-Competition Agreement, dated December 16, 2008 between Vikram Talwar and ExlService Holdings, Inc.

10.	Amended and Restated Employment and Non-Competition Agreement entered into by and among ExlService Holdings, Inc. and Rohit Kapoor.

11.	Amendment to the Amended and Restated Employment and Non-Competition Agreement entered into by and among ExlService Holdings, Inc. and Rohit Kapoor.

12.	ExlService Holdings, Inc. 2003 India Stock Option Plan

13.	ExlService Holdings, Inc. 2003 Stock Option Plan

14.	ExlService Holdings, Inc. 2006 Omnibus Plan

15.	ExlService Holdings, Inc. 2006 Omnibus India Subplan 1

16.	Form of Stock Option Agreement under the 2006 Omnibus India Subplan 1

17.	ExlService Holdings, Inc. Management Incentive Plan

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18.	Form of Restricted Stock Award Agreement under the 2006 Omnibus Award Plan

19.	Form of Stock Option Agreement under the 2006 Omnibus Award Plan

20.	Form of Restricted Stock Award Agreement under the 2006 Omnibus India Subplan 1

21.	Amended and Restated Nonqualified Stock Option Award Agreement between Amit Shashank and the Company dated June 1, 2005.

22.	ExlService Holdings, Inc. 2006 Omnibus India Subplan 2

23.	Form of Stock Option Agreement under the 2006 Omnibus India Subplan 2

24.	Form of Restricted Stock Award Agreement under the 2006 Omnibus India Subplan 2

25.	Restricted Stock Award Agreement between Vikram Talwar and the Company dated July 27, 2006.

26.	Non-Qualified Stock Option Agreement between Rohit Kapoor and the Company dated July 27, 2006.

27.	Amendment to ExlService Holdings, Inc. 2006 Omnibus Award Plan

28.	Form of Restricted Stock Unit Agreement 1 under the 2006 Omnibus Award Plan

29.	Form of Restricted Stock Unit Agreement 2 under the 2006 Omnibus Award Plan

30.	Amendment No. 2 to ExlService Holdings, Inc. 2006 Omnibus Award Plan

31.	Letter Agreement, dated March 20, 2008, between ExlService.com, Inc. and Rembert de Villa.

32.	Form of 2010 Restricted Stock Unit Agreement 1

33.	Form of 2010 Restricted Stock Unit Agreement 2

34.	Form of 2010 Restricted Stock Unit Agreement 3

35.	Form of 2010 Restricted Stock Unit Agreement 4

36.	Form of 2010 Restricted Stock Unit Agreement 5

37.	Framework Agreement, dated July 25, 2005, between Centrica plc, the Company and ExlService.com (India) Private Limited.

38.	Notice of Extension between Centrica plc and the Company, dated July 11, 2008

39.	Amendment No. 6, dated April 1, 2009, to the Framework Agreement between Centrica plc, the Company and ExlService.com (India) Private Limited.

40.	Amendment No. 3 to ExlService Holdings, Inc. 2006 Omnibus Award Plan.

3

212-373-3000

212-757-3990

December [    ], 2011

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We have acted as special counsel to ExlService Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated December [    ], 2011, you (the “Underwriter”), the selling stockholders named therein (the “Selling Stockholders”) and the Company, relating to the purchase today by the Underwriters of 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Underwriting Agreement. Capitalized terms used and not otherwise

4

defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333-162335) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on October 5, 2009, was amended on November 20, 2009, December 31, 2009 and January 15, 2010, and was declared effective, as so amended, on January 20, 2010. In this opinion, the registration statement as amended at the date of the Underwriting Agreement, including the documents incorporated by reference therein and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B or Rule 430C under the Act, is hereinafter referred to as the “Registration Statement;” the basic prospectus (including the documents incorporated by reference therein) dated January 20, 2010 is hereinafter referred to as the “Basic Prospectus;” the Basic Prospectus, as supplemented by the preliminary prospectus supplement dated December [    ], 2011, including the documents incorporated by reference therein immediately prior to the Execution Time, is hereinafter referred to as the “Preliminary Final Prospectus;” the Basic Prospectus, as supplemented by the final prospectus supplement dated December [    ], 2011, including the documents incorporated by reference therein is hereinafter referred to as the “Final Prospectus;” and the Preliminary Final Prospectus taken together with the price to the Underwriter is hereinafter referred to as the “General Disclosure Package.”

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations

5

involved in the preparation of the Registration Statement, Preliminary Final Prospectus and the Final Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of the Opinion. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Preliminary Final Prospectus or the Final Prospectus or the documents incorporated by reference therein (other than as explicitly stated in paragraphs 4 and 7 of the Opinion).

In the course of acting as special counsel to the Company in connection with the offering of the Shares, we have participated in conferences and telephone conversations with officers and other representatives of the Company and the independent registered public accountants for the Company during which conferences and conversations the contents of the Registration Statement, the Preliminary Final Prospectus, the Final Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters to the extent we deemed reasonable on officers, employees and other representatives of the Company and its subsidiaries) and our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) as of the Effective Time, the Registration Statement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief, and each Form T-1, as to which we express no such belief), included an untrue

6

statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Execution Time, the General Disclosure Package (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) at the time the Final Prospectus was issued or at the Closing Date, the Final Prospectus (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

8

[Form of Opinion of Counsel to the Selling Stockholders]	EXHIBIT C

212-373-3000

212-757-3990

December [ ], 2011

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We have acted as special counsel to the Selling Stockholders listed in Schedule A attached to this letter (collectively, the “Selling Stockholders”) in connection with the underwriting agreement (the “Underwriting Agreement”), dated December [ ], 2011, among you (the “Underwriter”), ExlService Holdings, Inc. (the “Company”) and the Selling Stockholders, relating to sale by the Selling Stockholders today of 2,000,000 shares of common stock, par value $0.001 per share (the “Shares”), of the Company. This opinion is being furnished at the request of the Selling Stockholders as contemplated by Section 6(c) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter shall have the respective meanings given those terms in the Underwriting Agreement.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Underwriting Agreement. In addition, we have examined: (i) such limited partnership records of the Selling Stockholders as we have considered appropriate, including copies of the certificates of limited partnership and the limited partnership agreements of the Selling Stockholders, each as amended, certified by the relevant Selling Stockholder as in effect on the date of this letter (collectively, the “Documents”) and copies of resolutions of the ultimate general partner of each Selling Stockholder relating to the sale by it of the Shares pursuant to the Underwriting Agreement certified by it; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Selling Stockholders, the factual matters contained in the representations and warranties of the Selling Stockholders made in the Underwriting Agreement and upon certificates of public officials and the Selling Stockholders. In respect of matters of fact as to the ownership of the Shares to be sold by the Selling Stockholders, we have relied solely upon certificates of the Selling Stockholders without any independent inquiry.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all

2

documents submitted to us as certified, photostatic or reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that the Registration Statement has been declared effective by the Securities and Exchange Commission and remains effective as of the date of this letter.

Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Selling Stockholders in connection with the Underwriting Agreement or who are otherwise responsible for the representation of the Selling Stockholders without any independent verification.

Based on the above, and subject to the stated assumptions, exceptions and qualifications stated below, we are of the opinion that:

Each Selling Stockholder has all necessary partnership power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to sell, assign, transfer and deliver the Shares.

The Underwriting Agreement has been duly authorized by each Selling Stockholder, and has been duly executed and delivered by or on behalf of each Selling Stockholder.

With respect to each Selling Stockholder, the sale of the Shares to be sold by such Selling Stockholder under the Underwriting Agreement and the compliance by such Selling Stockholder with all of the provisions of the Underwriting Agreement will

3

not (a) breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (b) violate such Selling Stockholder’s Documents, and (c) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except in the case of clauses (a) and (c) above, other than any breach, default or violation that could not reasonably be expected to materially adversely affect such Selling Stockholder’s ability to consummate the transactions contemplated by the Underwriting Agreement. For purposes of this letter, the term “Applicable Law” means the Delaware Revised Uniform Limited Partnership Act (the “LPA”), and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, except that “Applicable Law” does not include the antifraud provisions of the securities laws of any applicable jurisdiction or any federal securities laws or any state securities or Blue Sky laws of the various States.

With respect to each Selling Stockholder, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws, as to which we express no opinion) is required under any Applicable Law for the performance by such Selling Stockholder of his or its obligations under the Underwriting Agreement in connection with the Shares to be sold by such Selling Stockholder thereunder, except for the filings (if any) by the Selling

4

Stockholders with the Securities and Exchange Commission already made or required to be made after the date hereof pursuant to Section 13(d), Section 13(f), Section 13(h) or Section 16 of the Securities Exchange Act of 1934, as amended. For purposes of this letter, the term “Governmental Authorities” means any executive, legislative, judicial, administrative or regulatory body of the State of Delaware, the State of New York or the United States of America.

Assuming each Underwriter acquires its interest in the Shares it has purchased from the Selling Stockholders (the “Selling Stockholder Shares”) under the Underwriting Agreement in good faith without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code in effect in the State of New York at the date of this letter (the “NY-UCC”)) with respect to the Shares, (i) each Underwriter that has purchased the Selling Stockholder Shares delivered on the date hereof to The Depository Trust Company (assuming The Depository Trust Company is a clearing corporation within the meaning of Section 8-102(a)(5) of the NY-UCC) or other securities intermediary (assuming such other securities intermediary is a securities intermediary within the meaning of Section 8-102(14) of the NY-UCC) by making payment therefor as provided in the Underwriting Agreement, and that has had the Selling Stockholder Shares credited by book entry to the securities account or accounts (within the meaning of Section 8-501(a) of the NY-UCC), assuming that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the NY-UCC) for the securities account or accounts is the State of New York) of such Underwriter maintained by The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the

5

NY-UCC) to such Selling Stockholder Shares purchased by such Underwriter under Section 8-501 of the NY-UCC, (ii) The Depositary Trust Company or such other securities intermediary shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the NY-UCC (assuming that The Depositary Trust Company or such other securities intermediary has no notice of an adverse claim within the meaning of Section 8-105 of the NY-UCC and that The Depositary Trust Company is a clearing corporation within the meaning of Section 8-102(a)(5) of the NY-UCC or such other securities intermediary is a securities intermediary within the meaning of Section 8-102(14) of the NY-UCC), and (iii) no action based on an adverse claim (within the meaning of Section 8-102(a)(1) and Section 8-502 of the NY-UCC) may be asserted against such Underwriter with respect to such Selling Stockholder Shares.

*        *        *

The opinions expressed above are limited to the LPA, the laws of the State of New York and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

6

Schedule A

The Selling Stockholders

Oak Hill Capital Partners, L.P.

Oak Hill Capital Management Partners, L.P.

7

[Form of Ernst & Young LLP “Comfort” Letter]	EXHIBIT D

December 2, 2011

Citigroup Global Markets, Inc.

388 Greenwich St.

New York, New York 10013

Ladies and Gentlemen:

We have audited the consolidated balance sheets of ExlService Holdings, Inc. (the “Company”) and subsidiaries as of December 31, 2010 and 2009 and the consolidated statements of income, stockholders’ equity and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2010, all included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated by reference in the Registration Statement (No. 333-162335) on Form S-3 filed by the Company under the Securities Act of 1933 (the “Act”); our reports with respect thereto are also incorporated by reference in such Registration Statement as supplemented by the preliminary prospectus supplement December 1, 2011, collectively referred to herein as the “Registration Statement.”

Also, we have audited the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2010 as indicated in our report dated March 16, 2011 included in the Company’s Form 10-K for the year ended December 31, 2010, which is incorporated by reference in the Registration Statement.

In connection with the Registration Statement:

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).

2.	In our opinion, the consolidated financial statements audited by us and included in the Company’s Annual Report on Form 10-K at December 31, 2010 and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2010. We also have not audited the effectiveness of the Company’s internal control over financial reporting as of any date subsequent to December 31, 2010. The purpose (and therefore the scope) of our audit for the year ended December 31, 2010 was to enable us to express our opinion on (i) the consolidated financial statements at December 31, 2010 and for the year then ended, but not on the financial statements for any interim period within such year, and (ii) the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2010, but not on the effectiveness of the Company’s internal control over financial reporting as of any date or for any period within the year ended December 31, 2010. Therefore, we are unable to express and do not express an opinion on: the unaudited condensed consolidated balance sheets at March 31, June 30, and September 30, 2011, the unaudited condensed consolidated statements of income for the three-month periods ended March 31, 2011 and 2010, June 30, 2011 and 2010 and September 30, 2011 and 2010, the six-month periods ended June 30, 2011 and 2010 and the nine-month periods ended September 30, 2011 and 2010, or the unaudited condensed consolidated statements of cash flows for the three-month periods ended March 31, 2011 and 2010, the six-month periods ended June 30, 2011 and 2010 and the nine-month periods ended September 30, 2011 and 2010, all incorporated by reference in the Registration Statement from the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2011; or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2010; or on the effectiveness of the Company’s internal control over financial reporting as of any date or for any period within the year ended December 31, 2010 or subsequent to December 31, 2010.

4.	For purposes of this letter, we have read the 2011 minutes of meetings of the shareholders and the Board of Directors of the Company and all committees of the Board of Directors of the Company as set forth in the minute books through December 1, 2011, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein. We also have carried out other procedures to December 1, 2011 as follows:

a.	With respect to the three-month periods ended March 31, 2010 and 2011, the three- and six-month periods ended June 30, 2010 and 2011 and the three and nine-month periods ended September 30, 2011 and 2010, we have:

(1)	performed the procedures specified by the PCAOB for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited condensed consolidated financial statements for these periods, described in 3. above, included in the Company’s quarterly reports on Forms 10-Q for the quarters ended March 31, June 30, and September 30, 2011 incorporated by reference in the Registration Statement; and

(2)	inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial statements referred to under 4.a.(1) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b.	With respect to the period from October 1, 2011 to October 31, 2011, we have:

(1)	read the unaudited consolidated financial statements of the Company and its subsidiaries for October of both 2011 and 2010 furnished to us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to October 31, 2011 were available. The financial information for October is incomplete in that it omits the statements of cash flows and other disclosures; and

(2)	inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to under 4.b.(1) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

a.	any material modifications should be made to the unaudited condensed consolidated financial statements described in 3 above, incorporated by reference in the Registration Statement, for them to be in conformity with US generally accepted accounting principles;

b.	the unaudited condensed consolidated financial statements discussed in 3 above do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC; or

c.	(i) at October 31, 2011, there was any change in the capital stock, increase in long-term debt or decrease in consolidated net current assets or shareholders’ equity of the consolidated companies as compared with the amounts shown in the September 30, 2011 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement; or (ii) for the period from October 1, 2011 to October 31, 2011, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of consolidated income before extraordinary items or of consolidated net income, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur.

6.

As mentioned under 4.b. above, Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to October 31, 2011 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after October 31, 2011 have, of necessity, been even more limited than those with respect to the periods referred to in 4. above. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether: (i) at December 1, 2011 there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or shareholders’ equity of the consolidated companies as compared with the amounts shown on the September 30, 2011 unaudited condensed consolidated balance sheet included in the Registration Statement, or (ii) for the period from October 1, 2011 to December 1, 2011, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of consolidated income before extraordinary items or of consolidated net income. On the basis of these inquiries and our reading of the minutes as described in 4. above, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur.

7.	At your request, we have:

a.	read the unaudited pro forma condensed consolidated statement of income for the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2010, the three-month period ended March 31, 2011, the six-month period ended June 30, 2011, and the nine-month period ended September 30, 2011 incorporated by reference in the Registration Statement; and

b.	inquired of certain officials of the Company who have responsibility for financial and accounting matters as to:

(i)	the basis for their determination of the pro forma adjustments, and

(ii)	whether the unaudited pro forma condensed consolidated financial statements referred to in 7.a. comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X.

c.	Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements.

The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management’s assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of such procedures for your purposes.

8.

Nothing came to our attention as a result of the procedures specified in paragraph 7, however, that caused us to believe that the unaudited pro forma condensed consolidated financial statements referred to in 7.a. incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the unaudited pro forma condensed consolidated financial statements. Had we performed additional procedures or had we made an examination of the pro forma condensed consolidated financial statements, other matters might have come to our attention that would have been reported to you.

9.	At your request, we have also read the items identified by you on the attached pages from the Registration Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2011, the Company’s Periodic Reports on Form 8-K dated April 27 and May 31, 2011 and the Company’s 2011 Definitive Proxy Statement all incorporated by reference in the Registration Statement, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

A	Compared the dollar amounts to the amounts in the audited consolidated financial statements described in the introductory paragraph of this letter or, for prior years, included in the Company’s annual reports to shareholders for the years 2009, 2008 and 2007, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement.

B	Compared the dollar amounts to amounts in the unaudited condensed consolidated financial statements described in paragraph 3. above to the extent such amounts are included in or can be derived from such statements and found them to be in agreement.

C	Compared the dollar and other amounts not derived directly from audited or unaudited consolidated financial statements to amounts in the Company’s accounting records to the extent such amounts could be so compared directly and found them to be in agreement.

D	Compared the dollar and other amounts not derived directly from audited or unaudited consolidated financial statements, or that could not be compared directly to the Company’s accounting records, to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement.

E	Proved the arithmetic accuracy of the percentages or amounts based on the data in the above-mentioned financial statements, accounting records and analyses.

F	Compared the amounts listed under the caption “Actual” adjusted for the issuance of the common shares to be offered by means of the Registration Statement and for the proposed use of a portion of the proceeds thereof to prepay a portion of the Company’s short-term borrowing, as described under “Use of Proceeds,” with the amounts shown under the caption “As Adjusted,” and found such amounts to be in agreement. We make no representation as to whether the transaction will take place or the number of shares to be sold in the transaction. We make no representation as to the reasonableness of the “Use of Proceeds” or whether such use will actually take place.

We make no comment as to the appropriateness or completeness of the Company’s determination of the Regulation S-K requirements for quantitative and qualitative disclosures about market risks, nor with respect to the reasonableness of the assumptions underlying the disclosures.

We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in the Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

It should be noted that Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share are not measures of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of such non-GAAP measures, their manner of presentation or their appropriateness or usefulness for any purposes.

We make no representations as to questions of legal interpretation regarding the completeness or appropriateness of the Company’s determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation.

We make no comment as to whether the Company’s tabular disclosures of executive and director compensation or the Company’s Compensation Discussion and Analysis comply with the requirements of Item 402 of the Securities and Exchange Commission’s Regulation S-K.

We make no comment as to the Company’s identification of its named executive officers for purposes of the SEC’s disclosure requirements on executive compensation.

We make no comment as to whether compensation amounts disclosed in the Summary Compensation Table and the Director Compensation Table have actually been paid or will be paid to the respective individuals.

We make no comment regarding the appropriateness of the individual assumptions used by the Company in estimating the grant-date fair value of stock and option awards.

We make no comment as to the completeness or appropriateness of the Company’s determination and quantification of perquisites and other personal benefits.

10.	Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

11.

It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in paragraph 9. above; also, such procedures would not necessarily reveal any material misstatement of the information identified in paragraph 9. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

12.	This letter is solely for the information of the addressees and to assist the Underwriter in conducting and documenting its investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Very truly yours,

EXHIBIT E

[Form of Ernst & Young “Comfort” Letter]

December 2, 2011

Citigroup Global Markets Inc.

388 Greenwich St. New York, NY

10013

Ladies and Gentlemen:

We have audited, in accordance with auditing standards generally accepted in the United States the consolidated balance sheets of Business Process Outsourcing, Inc. (the “Company”) and subsidiaries as of December 31, 2010 and 2009 and the consolidated statements of income, stockholders’ equity and comprehensive income (loss) and cash flows for each of the three years ended December 31, 2010 prepared in conformity with the U.S. generally accepted accounting principles and incorporated by reference in the Registration Statement (No. 333-162335) on Form S-3 filed by the Company under the Securities Act of 1933 (the “Act”); our reports with respect thereto are also incorporated by reference in such Registration Statement as amended and as supplemented by the preliminary prospectus dated December 1, 2011, collectively referred to herein as the “Registration Statement.”

In connection with the Registration Statement:

1.	We are, as of March 11, 2011 and during the period covered by the financial statements on which we reported, independent auditors with respect to the Company under Rule 101 of the AlCPA’s Code of Professional Conduct, and its interpretations and rulings.

2.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2010. The purpose (and therefore the scope) of our audit for the year ended December 31, 2010 was to enable us to express our opinion on the consolidated financial statements at December 31, 2010 and for the year then ended. Therefore, we are unable to and do not express any opinion on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2010.

3.	For purposes of this letter, we have read the 2011 minutes of meetings of the shareholders and the Board of Directors of the Company as set forth in the minute books at March 11, 2011, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein. Our work did not extend to the period from March 11, 2011 to December 1, 2011 inclusive.

4.	At your request, we have also read the items identified by you on the selected pages included as Appendix A to this letter, and have performed the following, which were applied as indicated with respect to symbol explained below;

A	Compared the dollar amounts to the amounts in the audited consolidated financial statements described in the introductory paragraph of this letter, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement.

5.	Our audits of the consolidated financial statements for the period referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

6.	It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in paragraph 4 above; also, such procedures would not necessarily reveal any material misstatement of the information identified in paragraph 4 above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

7.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Very truly yours,